Exhibit 10.33

AMENDMENT TO
DIGITAL CINEMA DESTINATIONS CORP.
2012 STOCK OPTION AND INCENTIVE PLAN

A.           Digital Cinema Destinations Corp., (the “Company”) maintains the 2012 Stock Option and Incentive Plan (the “Plan”) for the benefit of eligible participants;

B.           In accordance with Section 9.e of the Plan, the Company has the right to amend the Plan.

C.           The Company wishes to amend the Plan, effective February 18, 2014 to increase the number of Shares available for issuance under the Plan by adding 150,000 Shares to the Plan.

NOW THEREFORE, the Plan is hereby amended as follows:

Section 3.a of the Plan is hereby amended in its entirety by substituting the following:

3. Stock Available for Awards

a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Class A common stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 550,000 shares of Class A common stock. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

IN WITNESS WHEREOF, this Amendment is hereby executed on February 18, 2014.

DIGITAL CINEMA DESTINATIONS CORP.

By:	/s/ Brian Pflug
Brian Pflug Chief Financial Officer